united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2013 (February 15, 2013)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10930 W. Sam Houston Pkwy., N., Suite 200 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(713) 968-2500

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 15, 2013, the Board of Directors (the “Board”) of Internet America, Inc. (the “Company”) increased the number of directors constituting the Board from three (3) to four (4) and correspondingly increased the number of Class I directors from one (1) to two (2). Also, on February 15, 2013, the Board elected Dean L. Greenberg to fill the Class I director vacancy created by such increases. There are no arrangements or understandings between Mr. Greenberg and any other person pursuant to which he was selected as a director and there are no transactions in which Mr. Greenberg has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Greenberg will be entitled to receive compensation payable to the outside directors of the Company in accordance with Company policy as further described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the Commission on September 28, 2012 under the caption “Director Compensation” in Part III, Item 11.

As of the date of his appointment, it had not been determined which committees of the Board, if any, to which Mr. Greenberg would be named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2013

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer